UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

______________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.   SECURITIES AND TRADING MARKETS

 Item 3.02        Unregistered Sales of Equity Securities.

As of November 2, 2015, Envision Solar International, Inc., a Nevada corporation (the "Company") has issued a total of 5,433,333 shares of its common stock (the "Shares") to investors pursuant to a private placement at a purchase price of $0.15 per Share or a total of $815,000 of capital.  The Shares represent approximately 5.4% of 100,560,180, the total number of shares outstanding as of August 14, 2015, the date on which the Company filed its last Report on Form 10Q.  These Shares were sold pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the "Act").

This notice does not constitute an offer to sell or a solicitation to buy a security.  Any offer to sell or a solicitation to buy a security from the Company is made only to prospective investors with whom the Company has a pre-existing relationship.

The securities offered in the Company's private placement have not been registered under the Act or any state securities laws.  No Shares may be resold, assigned or otherwise transferred unless a registration statement under the Act is in effect, or the Company has received evidence satisfactory to it that such transfer does not involve a transaction requiring registration under the Act and is in compliance with the Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: November 5, 2015                                  By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer